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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): May 11, 2006


                         SYNOVIS LIFE TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                        State of Incorporation: Minnesota
                          Commission File No.: 0-13907
                 I.R.S. Employer Identification No.: 41-1526554

                     Address of principal executive offices:
                             2575 University Ave. W.
                            St. Paul, Minnesota 55114

                        Telephone Number: (651) 796-7300

                              ---------------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR
           STANDARD; TRANSFER OF LISTING.

On May 11, 2006, Synovis Life Technologies, Inc. notified The Nasdaq Stock Market that Mark F. Palma, a director of Synovis and a former member of the company's audit committee, was not "independent" under Nasdaq Marketplace Rule 4350(d)(2)(A), related to audit committee member independence.

To continue to be eligible for listing of its securities on the Nasdaq National Market, Nasdaq Marketplace Rule 4350(d)(2)(A) requires Synovis' audit committee to consist of at least three members, all of whom are independent under Nasdaq Marketplace Rule 4200 and the more stringent independence tests under Rule 10A-3 under the Securities Exchange Act of 1934. Rule 10A-3 prohibits, among other things, a committee member's receipt of any compensation, direct or indirect, other than in connection with service as a director.

The company determined in May that Mr. Palma was no longer "independent" under Rule 10A-3 due to payments made by Synovis to Mr. Palma's law firm. This law firm has its headquarters and a significant presence in Chicago, and Mr. Palma is a partner in the firm's Minneapolis office.

Late on the afternoon of February 8, 2006, Synovis received, at its St. Paul headquarters, a motion for a temporary restraining order to be brought against the company at 9:00 o'clock the following morning in Waukegan, Illinois. Due to the exigent circumstances and recognizing the Chicago presence of Mr. Palma's law firm, Synovis' in-house general counsel contacted Mr. Palma to ask whether his firm would represent the company in the matter. Due to an oversight of the more stringent audit committee independence requirements, Mr. Palma was incorrectly advised by the in-house general counsel that the representation would not affect his independence. The company retained a Chicago-based partner in the firm to handle the matter, and Mr. Palma performed no services in connection with the representation.

Upon further internal investigation triggered by the first invoice payments to Mr. Palma's firm in early May 2006, Synovis determined that Mr. Palma was no longer independent under Rule 4350(d)(2) and Rule 10A-3 related to audit committee membership, although he continued to be independent as a director. Mr. Palma and the other directors were promptly notified, and Mr. Palma voluntarily resigned from the audit committee on May 11, 2006, prior to the company's non-compliance notice to Nasdaq. On the same day, Synovis' board of directors appointed Richard Perkins, an independent director, to serve in his place on the audit committee.

In response to the company's notice, Nasdaq issued a "deficiency and compliance" letter to Synovis on May 16, 2006. In the letter, Nasdaq agreed with the company's non-compliance determination, but noted that Mr. Palma's resignation and Mr. Perkins appointment had restored compliance. Subject to Synovis issuing a press release regarding the matter within four days of the letter, Nasdaq concluded that the matter is now closed. On May 17, 2006, Synovis issued a press release regarding the Nasdaq letter, and has filed a copy of the release as an exhibit to this report.

Mr. Palma continues to serve as a director of Synovis and, in light of the amount likely to be paid to the law firm in the litigation matter, is expected to remain an independent director under the general Nasdaq Marketplace rules.


ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial Statements of Businesses Acquired.
              -------------------------------------------

                  Not Applicable

         (b)  Pro Forma Financial Information.
              -------------------------------

                  Not Applicable

         (c)  Exhibits.
              ---------

                 Exhibit                     Description
                 -------                     -----------
                  99.1 Synovis Life Technologies, Inc. Press Release dated May 17, 2006.






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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         SYNOVIS LIFE TECHNOLOGIES, INC.


Dated: May 17, 2006                      By:   /s/ Brett A. Reynolds
                                               ---------------------------------
                                               Brett A. Reynolds
                                               Vice President of Finance and
                                               Chief Financial Officer

                                  EXHIBIT INDEX

 Exhibit No.                         Description                     Method of Filing
------------   ---------------------------------------------     ------------------------
     99.1      Synovis Life Technologies, Inc. Press Release     Filed herewith.
               dated May 17, 2006